JOINT FILER INFORMATION

NAME:     Frost Gamma Investments Trust
ADDRESS:   4400 Biscayne Blvd
    Miami, FL 33137

Designated Filer:  Phillip Frost, M.D.

Issuer and Ticker Symbol:  Castle Brands Inc. (ROX)

Date of Event Requiring
Statement:   February 17, 2009

    FROST GAMMA INVESTMENTS TRUST

    By:/s/ Phillip Frost, M.D.
    Phillip Frost, M.D., Trustee

NAME:     Frost Nevada Investments Trust
ADDRESS:   4400 Biscayne Blvd
    Miami, FL 33137

Designated Filer:  Phillip Frost, M.D.

Issuer and Ticker Symbol:  Castle Brands Inc. (ROX)

Date of Event Requiring
Statement:   February 17, 2009

    FROST NEVADA INVESTMENTS TRUST

By:              /s/ Phillip Frost, M.D.
    Phillip Frost, M.D., Trustee